UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INFOTEC BUSINESS SYSTEMS, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	98-0358149
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

230-1152 Mainland Street, Vancouver, BC V6B 2X4
(Address of principal executive offices)

604-484-4966
(Issuer’s telephone number)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Consulting Agreement with Peter Lindhout,

Consulting Agreement with Paul Marek

(Full title of the plan)

The President

Infotec Business Systems, Inc.

230-1152 Mainland Street, Vancouver, BC V6B 2X4

(Name and address of agent for service)

604-484-4966

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Clark Wilson LLP

Barristers & Solicitors

William L. Macdonald

800 - 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3H1

Telephone: 604.687.5700

Facsimile: 604.687.6314

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Common Stock	3,100,000	$0.03(2)	$93,000	$9.95

(1)             We are registering an aggregate of up to 3,100,000 of our shares of common stock to two consultants pursuant to agreements entered into between each of the consultants and our company dated effective November 6, 2006. All of the 3,100,000 shares of common stock are being registered under this registration statement on Form S-8.

(2)             The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the bid and asked price ($0.03 bid; $0.04 asked) of our common stock as reported on the National Association of Securities Dealers Inc.’s OTC Bulletin Board on December 21, 2006.

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an aggregate of up to 3,100,000 shares of our common stock that we have agreed to issue to two of our consultants upon the performance of consulting and business services pursuant to written agreements between each of the consultants and our company.

Under cover of this registration statement on Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the 1933 Act. The reoffer prospectus has been included in this registration statement on Form S-8 so that upon issuance of the securities, the five directors may resell their respective shares of common stock. Accordingly, we have included in the reoffer prospectus the names of our directors to whom we have agreed to issue shares of common stock and we have described the nature and the number of securities to be reoffered by each of them.

Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 3,100,000 shares of our common stock which we have agreed to issue to our two consultants.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Pursuant to a consulting agreement amendment dated effective November 6, 2006 between our company and Peter Lindhout, we have agreed to issue 1,550,000 shares of our common stock to Mr. Lindhout. The agreement ends on May 6, 2007, subject to termination as provided in the agreement. For so long as our company is not eligible to file a registration statement on Form S-3, shares issued under the agreement and resold under this Form S-8 will be subject to the volume restrictions contained in Rule 144(e) promulgated under the Securities Act of 1933, as amended. The consulting agreement amendment was filed as an exhibit to our Current Report on Form 8-K filed on November 17, 2006.

Pursuant to a consulting agreement amendment dated effective November 6, 2006 between our company and Paul Marek, we have agreed to issue 1,550,000 shares of our common stock to Mr. Marek. The agreement ends on May 6, 2007, subject to termination as provided in the agreement. For so long as our company is not eligible to file a registration statement on Form S-3, shares issued under the agreement and resold under this Form S-8 will be subject to the volume restrictions contained in Rule 144(e) promulgated under the Securities Act of 1933, as amended. The consulting agreement amendment was filed as an exhibit to our Current Report on Form 8-K filed on November 17, 2006.

Item 2. Registrant Information and Employee Plan Annual Information

We will provide, without charge, to each person to whom a copy of the Section 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus). Requests should be directed to Arthur Griffiths, President, Infotec Business Systems, Inc. 230-1152 Mainland Street, Vancouver, BC V6B 2X4. Our telephone number is 604-484-4966.

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REOFFER PROSPECTUS

The date of this reoffer prospectus is December 1, 2006

Infotec Business Systems, Inc.

230-1152 Mainland Street

Vancouver, BC V6B 2X4

3,100,000 Shares of Common Stock

This reoffer prospectus relates to a maximum of 3,100,000 shares of our common stock which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. It is anticipated that the selling security holders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will not receive any proceeds from the sale of any of these 3,100,000 shares of common stock made under this reoffer prospectus. The selling security holder will bear all sales commissions and similar expenses. We will, however, pay for all of the costs associated with the filing of this registration statement.

The selling security holders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

Our shares of common stock are quoted on the OTC Bulletin Board under the trading symbol “IFTC”. On December 21, 2006, the last reported closing price of our common stock was $0.03 per share on the OTCBB.

Our principal executive offices are located at 230-1152 Mainland Street, Vancouver, BC V6B 2X4 and our telephone number is 604-484-4966.

The shares of common stock offered pursuant to this registration statement involve a high degree of risk. For more information, please see the section of this reoffer prospectus titled “Risk Factors”, beginning on page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this reoffer prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our shares of common stock. You should carefully read the entire reoffer prospectus, including the “Risk Factors” section, and the documents and information incorporated by reference into this reoffer prospectus.

This reoffer prospectus relates to a maximum of 3,100,000 shares of our common stock which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. It is anticipated that the selling security holders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will not receive any proceeds from the sale of common stock by the selling security holders under this reoffer prospectus. The selling security holders will pay for the cost of all sales commissions and similar expenses. We will, however, pay for all of the costs associated with the filing of this registration statement.

Our principal executive offices are located at 230-1152 Mainland Street, Vancouver, BC V6B 2X4 and our telephone number is 604-484-4966.

As used in this reoffer prospectus, the terms “we”, “us”, “our”, and “Infotec” mean Infotec Business Systems, Inc., unless otherwise indicated.

OUR BUSINESS

We are an emerging development company. We provide complete, end-to-end solutions for streaming media and broadcasting over the Internet, from filming and editing, to media hosting and transmission, to broadcasting through our Internet TV channel at www.ebahn.tv. We conduct our principal business operations through our wholly-owned subsidiary Galaxy Networks Inc. (“Galaxy”), a British Columbia, Canada company which designs, develops, manages and markets products and services that provide end-to-end solutions for streaming or broadcasting digital media over the Internet and through Stream Horizon Studios Ltd. (“Stream Horizon”, formerly Infotec Business Strategies, Inc.), our wholly-owned studio and film editing operation.

Stream Horizon provides the following services:

-	Video Editing and Encoding services.
-	Studio rental.
-	Casting, Directing, and Video / Audio production services.
-	Remote site video services.

Stream Horizon provides studio services from its location at #350 - 1152 Mainland Street, Vancouver, British Columbia, Canada, as well as on site or location shoots.

Stream Horizon operates the only studio we are aware of its kind in the Vancouver area. Stream Horizon currently films and edits television programs and web based videos for a variety of customers at its facilities. Stream Horizon films and produces DVDs for several sports academies around the lower mainland of British Columbia.

Galaxy's products and services incorporate 3rd Generation streaming video technology and proprietary software to provide video streaming capabilities that allow a TV quality signal to be sent over the Internet or stored locally. Using a mix of the latest leading vendor software and proprietary coding, the Galaxy Encoder allows for push streaming of real time broadcasts and does not require a stream be uploaded to a server and then pulled, or accessed, by viewers. The Galaxy Encoder provides the facilities our customers require for capture, edit and content delivery of digital media. The Galaxy Encoder has been developed as a series of products which are differentiated by encoding rates.

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The Galaxy Media Services Platform is the foundation of the Galaxy Broadcast Network and represents the solution for the next generation of asset management operations. The Platform is principally composed of computer servers, storage devices and network routing and transmission equipment. The delivery of streaming video through Galaxy's network has been optimized to provide a smoother, clearer and more enjoyable viewing experience, even when viewed in full screen mode.

The Galaxy Media Server system allows both content distribution via the Internet and the application of digital rights management technologies for securing such content. The Galaxy Media Server incorporates a storage, management, and distribution system and proprietary software to control the hardware platform with Galaxy's encoder soft-ware. Together the system can manage large volumes of entertainment programming and has content archive, search, access, serve and track capability. Software selects and assembles various pieces of stored content as separate digital files into a single continuous seamless programming block for playback or broadcast. Galaxy's software and management systems have been designed with ease of use in mind, allowing anyone with a broadband connection to broadcast their message to thousands of viewers worldwide. The Encoder was designed and developed to replace an entire room of traditional equipment that would otherwise be needed to drive a broadcasting operation.

Galaxy has developed technology that makes streaming of digital video easy, fast and cost effective and includes tracking software that lets customers know who views their video communications, the length of time they view it and, in the case of archived video, how many times they view it. This information is available for utilization by specific billing and action tracking applications.

We are currently marketing and selling our software, systems and solutions as a network solution for media services which we refer to as the “Galaxy Broadcast Network”. We provide a hosted and managed streaming video delivery system to enable customers to stream content to their specific audiences. Galaxy provides full service capabilities enabling it to receive client produced video and to encode it for webcasting visual media including, events, situations of interest, meetings, news, entertainment, shows or video for any other purpose.

We also offer a complete Internet television experience via ebahn.tv, our Internet video broadcast portal/web site at http://www.ebahn.tv. Recently launched, ebahn.tv provides TV quality program viewing via the Internet. ebahn.tv is undergoing constant upgrade and development as we build on our product plan. We are currently offering viewers with a free Internet broadcast experience featuring a mix of live streamed content and ‘video on demand' content which demonstrate our encoding and broadcast capabilities. ebahn.tv can deliver content both for mass delivery at low bandwidth, and in high bandwidth for viewing in HTDV with surround sound. We plan to offer ebahn.tv in four formats:

-     Pay to Broadcast - for content providers that wish to offer their content via the Internet to their viewers. Pay to Broadcast content providers pay for hosting and bandwidth use;

-	Advertising Supported Programming - we will deliver free programming to viewers supported by advertising;

-     Pay TV - we will offer premium content by a Pay for View model where we will pay a portion of our revenues to the content provider.

-     Set-Top-Box - using a ‘set top box’s, viewers can watch on demand Internet TV broadcasts on their television. We provide to telcom and Internet resellers, the ability to aggregate and encode content and to deliver that content via the Internet or ‘set top boxes’s to the telcom or Internet resellers customers.

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RISK FACTORS

Forward Looking Statements

This reoffer prospectus contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks described in this section, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Those forward-looking statements also involve certain risks and uncertainties. Factors, risks and uncertainties that could cause or contribute to such differences include those specific risks and uncertainties discussed below and those discussed in our Annual Report on Form 10-KSB, filed with the SEC on July 25, 2006 as amended on July 31, 2006. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We are presently in the process of marketing products and services which we have developed or acquired.  We have only a limited operating history from which investors can evaluate our future business prospects or management’s performance.  As a result, you have no reliable means to determine whether you should make an investment in this company.

The marketability of our products will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

In order to sell our products and services, we must demonstrate to potential customers that we have systems and services that are functional, supported, cost effective and address their needs.  We have developed products and services which we have introduced and from which we are receiving sales revenues.  At present however, we have only limited history in offering and supporting these product offerings. If products and services we offer do not meet customer needs and if customers are not convinced we can maintain, support and upgrade our offerings in future, or if our products contain product flaws or bugs, we will not be able to successfully market our products and services or earn revenues.

We currently rely on certain key individuals and the loss of one of these certain key individuals could have an adverse effect on our company.

In addition to our president, we engage one full time technical manager and one part time VP of Finance, two full time staff in our filming division, one full time and one part time contractor for network administration and technical development, one full time Media Designer, one full time receptionist and one full time sales person. We currently have employment agreements with the directors, officers and employees we depend on for the successful implementation of our plan.

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Competition in the streaming media and hosting services industry is highly competitive and there is no assurance that we will be successful in developing our products and services.

We face competition from a wide range of firms in the streaming media and hosting services industry.  These companies include large, well established and financially stronger companies.  We do not currently have resources to compete and may never have sufficient funds to be able to refine our offerings and successfully market our offerings so that we may become a factor in the industry.  These competitive disadvantages represent another factor which may cause investors in our securities to lose the value of their investment.

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers, directors, and principal stockholders who hold 5% or more of the outstanding common stock and their affiliates beneficially owned as of December 21, 2006, in the aggregate, approximately 33.67% of our outstanding common stock. These stockholders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted such an event to occur.

The market price of our common stock may be volatile.

The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, announcements made by our competitors or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance.

In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

Our common stock may be considered a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and, therefore, it may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

INFORMATION ABOUT THE OFFERING

This reoffer prospectus relates to a maximum of 3,100,000 shares of our common stock which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. It is anticipated that the selling security holders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will not receive any proceeds from the sale of common stock by the selling security holders under this reoffer prospectus. The selling security holders will pay for the cost of all sales commissions and similar expenses. We will, however, pay for all of the costs associated with the filing of this registration statement.

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USE OF PROCEEDS

The 3,100,000 shares of our common stock being registered by this reoffer prospectus will be issued to two consultants and are being registered for the account of the selling security holders named in this reoffer prospectus. As a result, all proceeds from the sales of the shares of common stock will go to the selling security holders and we will not receive any proceeds from the resale of the shares of common stock by the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell the shares of common stock from time to time on the OTC Bulletin Board, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

DILUTION

Because the selling security holders who offer and sell shares of common stock covered by this reoffer prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this reoffer prospectus information about the dilution (if any) to the public arising from these sales.

SELLING SECURITY HOLDERS

The following table identifies the selling security holders and indicates (i) the nature of any material relationship that such selling security holders have had with us for the past three years, (ii) the number of shares held by the selling security holders, (iii) the amount to be offered for the selling security holders’ accounts, and (iv) the number of shares and percentage of outstanding shares of the common stock in our capital to be owned by the selling security holders after the sale of the shares offered by them pursuant to this offering. The selling security holders are not obligated to sell the shares offered in this reoffer prospectus and may choose not to sell any of the shares or only a part of the shares that they receive. SEC rules require that we assume that the selling security holders sell all of the shares offered with this reoffer prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our shares of common stock during the applicable “cooling off” periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling security holders.

Selling Security Holder and Relationship to Company	Number of Shares Beneficially Owned(1)	Number of Shares Subject to Options(2)	Shares Being Registered	Percentage of Shares Beneficially Owned(3)
				Before Offering	After Offering
Peter Lindhout Consultant	1,550,000	Nil	1,550,000	1.24%	0%
Paul Marek Consultant	1,550,000	Nil	1,550,000	1.24%	0%

(1)           This figure includes shares underlying the options held by the selling security holder that may be exercisable as of, or within 60 days after the date of, this reoffer prospectus, but does not include any shares underlying those options that cannot be exercised within that period.

(2)           Includes shares of our common stock underlying options whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.

(3)	Based on 124,600,002 shares outstanding as of December 21, 2006.

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The information provided in the table above with respect to the selling security holders has been obtained from each of the selling security holders. Because the selling security holders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling security holders sell all of the shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by them after this offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of their shares of our common stock on any market upon which the common stock may be quoted (currently the OTC Bulletin Board), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered by this reoffer prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

(a)

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;
(c)	an exchange distribution in accordance with the rules of the applicable exchange;
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e)	privately negotiated transactions;
(f)	market sales (both long and short to the extent permitted under the federal securities laws);
(g)	at the market to or through market makers or into an existing market for the shares;

(h)	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
(i)	a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

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The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, the selling security holders may pledge their shares of common stock pursuant to the margin provisions of their customer agreement with their broker. Upon a default by a selling security holder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commission paid or discounts or concessions allowed to such broker-dealers, where applicable.

We and the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holder, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

EXPERTS

Our financial statements as at April 30, 2006 and April 30, 2005 incorporated by reference from our Form 10-KSB filed with the SEC on July 25¸2006 and our Form 10-KSB/A filed with the SEC on July 31, 2006 have been audited by Mendoza Berger & Company, LLP, independent accountants, as set forth in their report accompanying the financial statements and are included herein in reliance upon the report.

MATERIAL CHANGES

There have been no material changes to the affairs of our Company since April 30, 2006 which have not previously been described in a report on Quarterly Report on Form 10-QSB or Current Report on Form 8-K.

INCORPORATION OF DOCUMENTS BY REFERENCE

See Part II, Item 3 on page 14 herein for a list of documents filed by our company with the SEC which are incorporated herein by reference.

AVAILABLE INFORMATION

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The shares of common stock are not being offered in any state where the offer is not permitted. You should not assume that the information

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in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

We file current reports on Form 8-K and other information with the SEC as is required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we have filed at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-551-3395 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC’s website at http:\\www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our business pursuant to the provision in the section entitled “Indemnification of Directors and Officers” (see below), we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the SEC are incorporated herein by reference:

1.             The description of our shares of common stock contained in our registration statement on Form SB-2 filed with the SEC on June 17, 2002 (SEC file number 333-90618), including all amendments and reports for the purpose of updating such description;

2.             Our Annual Report on Form 10-KSB filed with the SEC on July 25, 2006 as amended on July 31, 2006. Our financial statements as at April 30, 2006 and April 30, 2005 incorporated by reference from our Form 10-KSB filed with the SEC on July 25, 2006 as amended on July 31, 2006 have been audited by Mendoza Berger & Company, LLP, Certified Public Accountants, as set forth in their report accompanying the financial statements and are included herein in reliance upon the report;

3.	Our Quarterly Report on Form 10-QSB file with the SEC on September 20, 2006; and
4.	Our Current Report on Form 8-K filed with the SEC on November 17, 2006.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this reoffer prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide, without charge, to each person to whom a copy the Section 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus). Requests should be directed to the President, Infotec Business Systems, Inc., 230-1152 Mainland Street, Vancouver, BC V6B 2X4. Our telephone number is 604-484-4966.

You may read and copy any reports, statements or other information we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-551-3395 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC’s website at http:\\www.sec.gov.

Item 4. Description of Securities.

We are registering an aggregate of up to 3,100,000 of our shares of common stock to two consultants pursuant to agreements entered into between each of the consultants and our company dated effective November 6, 2006. All of the 3,100,000 shares of common stock are being registered under this registration statement on Form S-8.

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Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 78.7502 of Nevada Revised Statutes provides as follows with respect to indemnification of directors and officers:

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

When indemnification is discretionary, Section 78.751 of Nevada Revised Statutes provides as follows with respect to the authorization required to carry out the indemnification:

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

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(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Article VII of our Bylaws provide that we must indemnify any director, officer, employee or agent of our company who becomes a party to an action against expenses including attorney fees, judgments, fines and amounts paid in settlement if that person acted in good faith and reasoned his conduct or action to be in the best interest of our company.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

5.1	Opinion of Clark Wilson LLP.
10.1	Consulting Agreement Amendment with Peter Lindhout dated November 6, 2006 (incorporated by reference from our Current Report on Form 8-K filed on November 17, 2006).
10.2	Consulting Agreement Amendment with Paul Marek dated November 17, 2006 (incorporated by reference from our Current Report on Form 8-K filed on November 17, 2006).
23.1	Consent of Clark Wilson LLP (included in Exhibit 5).
23.2	Consent of Mendoza Berger & Company, LLP, Certified Public Accountants.

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Item 9. Undertakings.

(a)	We hereby undertake:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

w(iii)       to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, this 22nd day of December, 2006.

INFOTEC BUSINESS SYSTEMS, INC.

By: /s/ Arthur Griffiths

Arthur Griffiths

President, CEO and Director

(Principal Executive Officer, Principal Financial Officer

and Principal Accounting Officer)

By: /s/ Carol Shaw

Carol Shaw

Director

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